Exhibit 99.1

QUALYS ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Revenue Growth of 20% Year-Over-Year

GAAP EPS: $0.13

Non-GAAP EPS: $0.22

Raises Bottom-End of Full Year Revenue Guidance

Raises Full Year GAAP EPS and Non-GAAP EPS Guidance Range

Analysts & Investors Day to be Held on November 17, 2016 in NY

REDWOOD CITY, CA – November 3, 2016 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the third quarter ended September 30, 2016. For the quarter, the Company reported record revenues of $51.0 million, GAAP net income of $5.0 million, non-GAAP net income of $8.5 million, Adjusted EBITDA of $17.6 million, GAAP earnings per diluted share of $0.13 and non-GAAP earnings per diluted share of $0.22.

“Our strong third quarter 2016 results continue to underscore the market demand for our cloud-based security and compliance platform with customers worldwide using our services to continuously secure their global IT assets while enabling their digital transformation into the cloud,” said Philippe Courtot, chairman and CEO, Qualys, Inc. “We continue to focus our efforts on a balanced approach to growth and profitability as reflected in our financial performance. Such an approach allows us to continue investing in our platform, expanding our existing offerings and adding new ground-breaking services as we recently demonstrated at our 16th annual user conference in Las Vegas. Furthermore, this gives us a strong competitive advantage, significantly outpacing the competition and further establishing ourselves as a leader in cybersecurity.”

Third Quarter 2016 Financial Highlights

Revenues: Revenues for the third quarter of 2016 increased by 20.1% to $51.0 million compared to $42.5 million for the same quarter in 2015.

Gross Profit: GAAP gross profit for the third quarter of 2016 increased by 18% to $39.7 million compared to $33.7 million for the same quarter in 2015. GAAP gross margin percentage was 78% for the third quarter of 2016 compared to 79% in the prior year’s third quarter. Non-GAAP gross profit increased by 18% to $40.2 million compared to $34.0 million in the same quarter in 2015. Non-GAAP gross margin percentage was 79% for the third quarter of 2016 compared to 80% in the third quarter of 2015.

Operating Income: GAAP operating income for the third quarter of 2016 was $8.0 million compared to $6.9 million in the same quarter in 2015. Non-GAAP operating income for the third quarter of 2016 was $13.1 million compared to $11.3 million in the same quarter in 2015.

Net Income: GAAP net income for the third quarter of 2016 was $5.0 million, or $0.13 per diluted share, compared to $4.1 million, or $0.11 per diluted share, for the same quarter in 2015. Non-GAAP net income for the third quarter of 2016 was $8.5 million, or $0.22 per diluted share, compared to non-GAAP net income of $7.1 million, or $0.19 per diluted share, for the same quarter in 2015.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2016 increased by 16% to $17.6 million compared to $15.1 million for the same quarter in 2015. As a percentage of revenues, Adjusted EBITDA was 35% for the third quarter of 2016, compared to 36% for the third quarter of 2015.

Third Quarter 2016 Business Highlights

Customers:

•	New customers included: Cooper Tire & Rubber Company, Computershare, CSC (Computer Sciences Corp), Dominos Pizza Enterprises, First Citizens Bancshares, Greatbatch, Inc., HireRight LLC, Nationstar Mortgage, Republic Airways Holdings, The Valspar Corporation, Wake Forest Baptist Medical.

Business Highlights:

•	Announced a Global Strategic Partnership with HPE. HPE will add the Qualys Cloud Platform and Qualys Vulnerability Management as part of its MSS, and leverage the Qualys Cloud Agent to enable customers for better visibility of IT assets across hybrid public and private clouds.

•	Announced a Strategic Partnership in the US with NTT Security to integrate Qualys’s cloud-based IT security and compliance solutions with NTT Security’s MSS and strategic consulting engagements. The agreement enables NTT Security customers to leverage the Qualys Cloud Platform’s scale for continuous IT security and compliance visibility across all aspects of IT infrastructure, including mobile, cloud or on-premises environments.

•	Expanded a Global Strategic Partnership with Wipro. Wipro will leverage Qualys Vulnerability Management, Policy Compliance and Web Application Security solutions in its MSS offerings for its customers, worldwide. As part of the agreement, Wipro will also integrate the Qualys Cloud Platform with its existing managed security services.

•	Unveiled two new packages in its popular Qualys Consultant suite with flexible pricing options, enabling consultants to simplify client engagements, increase productivity and reduce cost. With these new packages, this suite now offers multiple comprehensive security assessment tools in a centralized console, allowing consultants to consolidate their current toolsets and eliminate time spent manually installing, managing, and administering them.

Financial Performance Outlook

Fourth Quarter 2016 Guidance: Management expects revenues to be in the range of $51.9 million to $52.9 million. GAAP net income per diluted share is expected to be in the range of $0.06 to $0.08, which assumes an effective income tax rate of 37%. Non-GAAP net income per diluted share is expected to be in the range of $0.16 to $0.18, which assumes an effective non-GAAP income tax rate of 36%. Fourth quarter 2016 EPS estimates are based on approximately 39.2 million weighted average diluted shares outstanding for the quarter.

Full Year 2016 Guidance: Management now expects revenues to be in the range of $197.6 million to $198.6 million, up from the previous range of $197.1 million to $198.6 million. GAAP net income per diluted share is expected to be in the range of $0.41 to $0.42, which assumes an effective income tax rate of 38%. This is an increase from our previous GAAP net income guidance range of $0.37 to $0.41 per share, which assumed an effective income tax rate of 38%. Non-GAAP net income per diluted share is expected to be in the range of $0.79 to $0.80, which assumes an effective non-GAAP income tax rate of 36%. This is an increase from our previous non-GAAP net income guidance range of $0.75 to $0.79 per share, which assumed an effective non-GAAP income tax rate of 36%. Full year 2016 EPS estimates are based on approximately 38.5 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2016 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, November 3, 2016. To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 92872769. The live webcast of Qualys’s earnings conference call can also be accessed at http://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Analysts & Investors Day

Qualys will hold an Analysts & Investors Day at 9am EST on November 17, 2016 at the Four Seasons (57 East 57th Street, New York, NY 10022). The Qualys Executive Team will discuss the company’s vision, strategy, product roadmap and investment highlights as well as showcase forthcoming, ground-breaking new services. Mark Butler, Enterprise Information Security Officer at Fiserv, will present his perspective on the industry and Qualys’s competitive position in the marketplace. Qualys will host a live webcast of the event, which can be accessed at http://investor.qualys.com/events.cfm. A replay of the webcast, along with the accompanying management presentations, will also be available through the same link at the conclusion of the event.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 9,200 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Fujitsu, HCL Comnet, HPE, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including renewals and market share gains, adoption of our existing solutions and our new offerings to both existing and new customers; the capabilities of our platform; the expansion of our certifications and partnerships and the related benefits of such certifications and partnerships; our strategy and our business model, the scalability of our strategy, and ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2016, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the fourth quarter and full year 2016. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission on August 4, 2016. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense and non-recurring expenses. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net and non-recurring expenses) and free cash flow (defined as cash provided by operating activities less purchases of property and equipment, and capitalized software development costs). Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income per diluted share for the nine months ended September 30, 2016 excludes approximately $0.7 million of non-recurring expenses related to the remittance of payroll taxes from year 2013 through May 2016. During this same period, the Company has not excluded amounts related to other non-recurring items from non-GAAP net income per diluted share because the Company has considered such amounts to be immaterial in any given quarter during such period.

We have not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because we do not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the fourth quarter and full year 2016 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2016, respectively. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the corresponding non-GAAP net income per diluted share is not available without unreasonable effort.

Beginning in 2015, due to the recognition of deferred tax assets in 2014 and in order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2016, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Investor and Media Contact:

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

Source: Qualys

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$50,987	$42,469	$145,701	$119,839
Cost of revenues (1)	11,288	8,762	30,796	24,883

Gross profit	39,699	33,707	114,905	94,956
Operating expenses:
Research and development (1)	9,405	7,564	26,382	21,919
Sales and marketing (1)	14,240	12,282	42,624	36,501
General and administrative (1)	8,067	6,983	24,603	19,426

Total operating expenses	31,712	26,829	93,609	77,846

Income from operations	7,987	6,878	21,296	17,110
Other income (expense), net:
Interest expense	(9)	—	(23)	(4)
Interest income	363	153	903	386
Other expense, net	(124)	(307)	(442)	(485)

Total other income (expense), net	230	(154)	438	(103)

Income before income taxes	8,217	6,724	21,734	17,007
Provision for income taxes	3,221	2,601	8,417	6,566

Net income	$4,996	$4,123	$13,317	$10,441

Net income per share:
Basic	$0.14	$0.12	$0.38	$0.31

Diluted	$0.13	$0.11	$0.35	$0.27

Weighted average shares used in computing net income per share:
Basic	35,477	34,119	35,074	33,967

Diluted	38,712	37,938	38,205	38,202

(1) Includes stock-based compensation as follows:

Cost of revenues	$516	$333	$1,318	$1,005
Research and development	1,585	1,294	4,373	3,584
Sales and marketing	821	1,015	3,459	2,806
General and administrative	2,181	1,779	5,972	5,283

Total stock-based compensation	$5,103	$4,421	$15,122	$12,678

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$4,996	$4,123	$13,317	$10,441
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	(58)	15	140	25
Less: reclassification adjustment for net realized gain (loss) included in net income	(38)	(5)	87	2

Net change, net of tax	(96)	10	227	27

Other comprehensive income, net	(96)	10	227	27

Comprehensive income	$4,900	$4,133	$13,544	$10,468

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$98,299	$91,698
Short-term investments	111,678	87,268
Accounts receivable, net	41,910	42,325
Prepaid expenses and other current assets	9,072	7,945

Total current assets	260,959	229,236
Long-term investments	64,930	43,277
Property and equipment, net	40,670	31,329
Deferred tax assets, net	15,141	16,079
Intangible assets, net	1,080	1,360
Goodwill	317	317
Other noncurrent assets	1,939	1,916

Total assets	$385,036	$323,514

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,491	$2,368
Accrued liabilities	16,324	11,786
Deferred revenues, current	109,026	98,025

Total current liabilities	126,841	112,179
Deferred revenues, noncurrent	14,416	14,564
Other noncurrent liabilities	2,386	1,205

Total liabilities	143,643	127,948
Stockholders’ equity:
Common stock	36	34
Additional paid-in capital	255,509	223,228
Accumulated other comprehensive income (loss)	16	(211)
Accumulated deficit	(14,168)	(27,485)

Total stockholders’ equity	241,393	195,566

Total liabilities and stockholders’ equity	$385,036	$323,514

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$13,317	$10,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,364	10,424
Bad debt expense	152	629
Loss on disposal of property and equipment	39	9
Stock-based compensation	15,122	12,678
Amortization of premiums and accretion of discounts on investments	617	429
Excess tax benefits from stock-based compensation	(4,832)	(315)
Deferred income taxes	931	5,105
Changes in operating assets and liabilities:
Accounts receivable	263	(5,512)
Prepaid expenses and other assets	(1,196)	(2,143)
Accounts payable	(877)	(3,606)
Accrued liabilities	6,763	2,735
Deferred revenues	10,853	10,612
Other noncurrent liabilities	1,188	182

Net cash provided by operating activities	54,704	41,668

Cash flows from investing activities:
Purchases of investments	(180,161)	(88,694)
Sales and maturities of investments	133,708	73,340
Purchases of property and equipment	(18,809)	(14,865)
Capitalized software development costs	—	(99)

Net cash used in investing activities	(65,262)	(30,318)

Cash flows from financing activities:
Proceeds from exercise of stock options	12,529	6,594
Excess tax benefits from stock-based compensation	4,832	315
Payments for taxes related to net share settlement of equity awards	(202)	—

Net cash provided by financing activities	17,159	6,909

Net increase in cash and cash equivalents	6,601	18,259
Cash and cash equivalents at beginning of period	91,698	76,504

Cash and cash equivalents at end of period	$98,299	$94,763

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$—	$16
Purchases of property and equipment included in accrued liabilities and accounts payable	$2,606	$—

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$4,996	$4,123	$13,317	$10,441
Depreciation and amortization of property and equipment	4,426	3,741	12,035	10,131
Amortization of intangible assets	110	97	329	293
Interest expense	9	—	23	4
Provision for income taxes	3,221	2,601	8,417	6,566

EBITDA	12,762	10,562	34,121	27,435
Stock-based compensation	5,103	4,421	15,122	12,678
Other (income) expense, net	(239)	154	(461)	99
One-time tax related expense	—	—	716	—

Adjusted EBITDA	$17,626	$15,137	$49,498	$40,212

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP Cost of revenues	$11,288	$8,762	$30,796	$24,883
Less: Stock-based compensation	(516)	(333)	(1,318)	(1,005)

Non-GAAP Cost of revenues	$10,772	$8,429	$29,478	$23,878

GAAP Gross profit	$39,699	$33,707	$114,905	$94,956
Plus: Stock-based compensation	516	333	1,318	1,005

Non-GAAP Gross profit	$40,215	$34,040	$116,223	$95,961

GAAP Research and development	$9,405	$7,564	$26,382	$21,919
Less: Stock-based compensation	(1,585)	(1,294)	(4,373)	(3,584)

Non-GAAP Research and development	$7,820	$6,270	$22,009	$18,335

GAAP Sales and marketing	$14,240	$12,282	$42,624	$36,501
Less: Stock-based compensation	(821)	(1,015)	(3,459)	(2,806)

Non-GAAP Sales and marketing	$13,419	$11,267	$39,165	$33,695

GAAP General and administrative	$8,067	$6,983	$24,603	$19,426
Less: Stock-based compensation	(2,181)	(1,779)	(5,972)	(5,283)
Less: One-time tax related expense	—	—	(716)	—

Non-GAAP General and administrative	$5,886	$5,204	$17,915	$14,143

GAAP Operating expenses	$31,712	$26,829	$93,609	$77,846
Less: Stock-based compensation	(4,587)	(4,088)	(13,804)	(11,673)
Less: One-time tax related expense	—	—	(716)	—

Non-GAAP Operating expenses	$27,125	$22,741	$79,089	$66,173

GAAP Income from operations	$7,987	$6,878	$21,296	$17,110
Plus: Stock-based compensation	5,103	4,421	15,122	12,678
Plus: One-time tax related expense	—	—	716	—

Non-GAAP Income from operations	$13,090	$11,299	$37,134	$29,788

GAAP Net income	$4,996	$4,123	$13,317	$10,441
Plus: Stock-based compensation	5,103	4,421	15,122	12,678
Plus: One-time tax related expense	—	—	716	—
Less: Tax adjustment	(1,575)	(1,455)	(5,109)	(4,239)

Non-GAAP Net income	$8,524	$7,089	$24,046	$18,880

Non-GAAP Net income per share:
Basic	$0.24	$0.21	$0.69	$0.56

Diluted	$0.22	$0.19	$0.63	$0.49

Weighted average shares used in computing non-GAAP net income per share:
Basic	35,477	34,119	35,074	33,967

Diluted	38,712	37,938	38,205	38,202

Qualys, Inc.

RECONCILIATON OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
GAAP Cash flows provided by operating activities	$54,704	$41,668
Less:
Purchases of property and equipment	(18,809)	(14,865)
Capitalized software development costs	—	(99)

Non-GAAP Free cash flows	$35,895	$26,704